Exhibit 10.19

TRADEMARK SECURITY AGREEMENT

Trademark Security Agreement, dated as of May 15, 2006 (as amended, restated or otherwise modified, the “Trademark Security Agreement”), between each of J. CREW INC. and J. CREW INTERNATIONAL, INC. (collectively, “Grantors”) and GOLDMAN SACHS CREDIT PARTNERS L.P., in its capacity as collateral agent for the Secured Parties (together with successors and assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Grantors are party to a Pledge and Security Agreement dated as of May 15, 2006 (as amended, restated, amended and restated, or otherwise modified, the “Pledge and Security Agreement”) between each of the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the Credit Agreement, the Grantors hereby agree with the Collateral Agent, as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. Each Grantor hereby pledges and grants to Collateral Agent for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”):

(a) all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to on Schedule I hereto (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit (collectively, “Trademarks”); and

(b) any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to on Schedule I hereto (as such schedule may be amended or supplemented from time to time) (collectively, “Trademark Licenses”).

SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge and Security Agreement and Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4. Applicable Law. This Trademark Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

J CREW INC.

By:	/s/: James S. Scully
Name:	James S. Scully
Title:	Executive Vice President and Chief Financial Officer

J. CREW INTERNATIONAL, INC.

By:	/s/: Nicholas P. Lamberti
Name:	Nicholas P. Lamberti
Title:	Vice President and Controller

Accepted and Agreed:

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Collateral Agent

By:	/s/: William W. Archer
Name:	William W. Archer
Title:	Managing Director

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS